     As filed with the Securities and Exchange Commission on December 8, 2000
                                                     Registration No. 33-54487

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                               NASH-FINCH COMPANY
             (Exact name of registrant as specified in its charter)

                       DELAWARE                          41-0431960
           (State or other jurisdiction of             (I.R.S. Employer
            incorporation or organization)            Identification No.)

                  7600 FRANCE AVENUE SOUTH
                      P.O. BOX 355                     55440-0355
                MINNEAPOLIS, MINNESOTA                 (Zip Code)
            (Address of Principal Executive Offices)

                             -----------------------

                  NASH-FINCH COMPANY 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             -----------------------

                                NORMAN R. SOLAND
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               NASH-FINCH COMPANY
                            7600 FRANCE AVENUE SOUTH
                                  P.O. BOX 355
                           MINNEAPOLIS, MN 55440-0355
                                 (952) 844-1153
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
TITLE OF SECURITIES TO      AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
     BE REGISTERED           REGISTERED       OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE  REGISTRATION FEE
===================================================================================================================
          N/A                   N/A                     N/A                       N/A                   N/A
-------------------------------------------------------------------------------------------------------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 thereunder.

                                  REALLOCATION

         On July 8, 1994, Nash-Finch Company (the "Registrant") registered, on a Registration Statement on Form S-8 (File Number 33-54487), 645,296 shares of Common Stock for issuance under the Nash-Finch Company 1994 Stock Incentive Plan (the "1994 Plan"). On November 15, 2000, 53,279 of such shares of Common Stock were incorporated into the Nash-Finch Company 2000 Stock Incentive Plan (the "2000 Plan"). Therefore, the Registrant is hereby reallocating to the 2000 Plan 53,279 shares previously registered under the 1994 Plan, with such reallocation to be effectively immediately upon the filing of this Post-Effective Amendment No. 1. The Registrant will re-register such shares under the 2000 Plan on a new Form S-8 Registration Statement. Effective May 9, 2000, the 1994 Plan was terminated by action of the Company's stockholders, and therefore no further option grants, stock awards or other incentive awards were or will be made under the 1994 Plan. However, grants, stock awards and other incentive awards that were outstanding under the 1994 Plan as of May 9, 2000 will remain outstanding until they expire or are terminated in accordance with their respective terms.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 28, 2000.

                                       NASH FINCH COMPANY

                                       By:  /s/ Ron Marshall
                                          -------------------------------------
                                          Ron Marshall
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on November 28, 2000 by the following persons in the capacities indicated.

Signature                                                     Title
---------                                                     -----
/s/ Ron Marshall                                             President and Chief Executive Officer (Principal
-------------------------------                              Executive Officer) and Director
Ron Marshall

/s/ Robert B. Dimond                                         Senior Vice President and Chief Financial Officer
-------------------------------                              (Principal Financial Officer)
Robert B. Dimond

/s/ LeAnne M. Stewart                                        Vice President, Treasurer and Corporate Controller
-------------------------------                              (Principal Accounting Officer)
LeAnne M. Stewart

/s/ Carole F. Bitter                                         Director
-------------------------------
Carole F. Bitter

/s/ James L. Donald                                          Director
-------------------------------
James L. Donald


                                       1


/s/ Richard A. Fisher                                        Director
-------------------------------
Richard A. Fisher

/s/ Jerry L. Ford                                            Director
-------------------------------
Jerry L. Ford

/s/ Allister P. Graham                                       Director
-------------------------------
Allister P. Graham

/s/ John H. Grunewald                                        Director
-------------------------------
John H. Grunewald

/s/ Richard G. Lareau                                        Director
-------------------------------
Richard G. Lareau

/s/ Robert F. Nash                                           Director
-------------------------------
Robert F. Nash

/s/ Jerome O. Rodysill                                       Director
-------------------------------
Jerome O. Rodysill

/s/ John E. Stokely                                          Director
-------------------------------
John E. Stokely

/s/ William R. Voss                                          Director
-------------------------------
William R. Voss


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